



<ARTICLE>                                                   UT
<LEGEND>  THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
          EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS OF
          WISCONSIN ELECTRIC POWER COMPANY FOR THE SIX MONTHS
          ENDED JUNE 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY
          BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>                                             1,000

<CURRENCY>                                         U.S.DOLLARS
<FISCAL-YEAR-END>                                  DEC-31-1999
<PERIOD-START>                                     JAN-01-1999
<PERIOD-END>                                       JUN-30-1999
<PERIOD-TYPE>                                            6-MOS
<EXCHANGE-RATE>                                              1
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT> <F1>                       3,219,020
<OTHER-PROPERTY-AND-INVEST> <F2>                       621,060
<TOTAL-CURRENT-ASSETS>                                 511,520
<TOTAL-DEFERRED-CHARGES>                                     0
<OTHER-ASSETS>                                         453,487
<TOTAL-ASSETS>                                       4,805,087
<COMMON>                                               332,893
<CAPITAL-SURPLUS-PAID-IN>                              380,689
<RETAINED-EARNINGS>                                    998,903
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       1,712,485
<PREFERRED-MANDATORY>                                        0
<PREFERRED>                                             30,450
<LONG-TERM-DEBT-NET>                                 1,169,917
<SHORT-TERM-NOTES>                                      50,495
<LONG-TERM-NOTES-PAYABLE>                              170,997
<COMMERCIAL-PAPER-OBLIGATIONS>                         189,720
<LONG-TERM-DEBT-CURRENT-PORT>                           92,905
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                            184,336
<LEASES-CURRENT>                                        26,348
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       1,177,434
<TOT-CAPITALIZATION-AND-LIAB>                        4,805,087
<GROSS-OPERATING-REVENUE>                              997,745
<INCOME-TAX-EXPENSE>                                    56,323
<OTHER-OPERATING-EXPENSES>                             802,524
<TOTAL-OPERATING-EXPENSES>                             802,524
<OPERATING-INCOME-LOSS>                                195,221
<OTHER-INCOME-NET>                                      21,145
<INCOME-BEFORE-INTEREST-EXPEN> <F3>                    216,366
<TOTAL-INTEREST-EXPENSE>                                55,650
<NET-INCOME>                                           104,393
<PREFERRED-STOCK-DIVIDENDS>                                601
<EARNINGS-AVAILABLE-FOR-COMM>                          103,792
<COMMON-STOCK-DIVIDENDS>                                89,786
<TOTAL-INTEREST-ON-BONDS>                                    0
<CASH-FLOW-OPERATIONS>                                 269,145
<EPS-BASIC> <F4>                                           0
<EPS-DILUTED> <F4>                                           0

<F1> Total Net Utility Plant is $3,223,591 of net property,
     plant and equipment less $4,571 of net non-utility property.
<F2> Other Property and Investments is $616,489 of investments plus $4,571 of net non-utility property.
<F3> Income before interest expense and income taxes.
<F4> Earnings per share of common stock is not applicable
     because all of Wisconsin Electric's common stock is owned by Wisconsin Energy Corporation. See financial statements and notes in the accompanying 10-Q.

